UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2014

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2014, Foundation Medicine, Inc. (the “Company”) executed a Second Amendment to Lease (the “Amendment”) with ARE-MA Region No. 50, LLC (the “Landlord”) amending the Lease, dated March 27, 2013, as amended, by and between the Company and the Landlord (the “Lease”) for the Company’s headquarters located at 150 Second Street, Cambridge, Massachusetts (the “Premises”).

Pursuant to the Amendment, the Company has agreed to rent an additional 8,164 square feet of office and laboratory space on the first floor of the Premises (the “Additional Space”). The Company will pay rent for the Additional Space commencing November 1, 2014 at an annual base rental rate of $59.00 per square foot, escalating 3% annually on May 1, as well as its proportionate share of taxes and operating expenses. The base term of the Additional Space will expire on February 28, 2021.

The foregoing description of the Amendment is qualified by reference to the Amendment, a complete copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Lease, by and between the Company and 150 Second Street, LLC, dated June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein
Senior Vice President and General Counsel